UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2010 (August 27, 2010)

DIGITALGLOBE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 684-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Ball Agreement

On August 27, 2010, DigitalGlobe, Inc. (“DigitalGlobe”) and Ball Aerospace & Technologies Corp. (“Ball”) entered into a definitive agreement (the “Ball Agreement”) for the construction and delivery of DigitalGlobe’s WorldView-3 satellite. WorldView-3 will support DigitalGlobe’s EnhancedView agreement with the National Geospatial-Intelligence Agency.

The total contract price for WorldView-3 is $180,575,000, subject to adjustment based on a party’s failure to achieve specified delivery milestones. DigitalGlobe is obligated to pay Ball incentive bonuses for early delivery of the WorldView-3 satellite.

Ball is required to deliver WorldView-3 no later than May 2014. Payments under the Ball Agreement are expected to begin on October 1, 2010 and are expected to extend into the third quarter of 2014.

The Ball Agreement contains customary default and termination provisions. In addition, DigitalGlobe may elect to terminate the contract for convenience at any time upon payment of a termination fee.

ITT Agreement

On August 27, 2010, DigitalGlobe and ITT Industries, Inc. (“ITT”) entered into a definitive agreement pursuant to which ITT will provide the imaging system for WorldView-3. The total contract price is $126,500,000.

ITT is required to deliver the imaging system for WorldView-3 no later than July 2013. Payments under the ITT Agreement are expected to begin on October 1, 2010 and will extend into the third quarter of 2013.

The ITT Agreement contains customary default and termination provisions. In addition, DigitalGlobe may elect to terminate the contract for convenience at any time upon payment of a termination fee.

Existing Relationships With Ball and ITT.

Ball and ITT each own less than 5% of DigitalGlobe’s outstanding common stock.

A copy of DigitalGlobe’s press release dated August 30, 2010 announcing the Ball Agreement and the ITT Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	DigitalGlobe, Inc.’s press release, dated August 30, 2010, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2010	DIGITALGLOBE, INC.

	By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	DigitalGlobe, Inc.’s press release, dated August 30, 2010, furnished herewith

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